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                                                                    EXHIBIT 23.2
                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Hallwood Realty Partners, L.P. on Form S-8 of our report dated February 11, 1997, appearing in the Annual Report on Form 10-K of Hallwood Realty Partners, L.P. for the year ended December 31, 1996.


/s/   Deloitte & Touche
DELOITTE & TOUCHE LLP

Dallas, Texas
February 4, 1998